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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported)  December 15, 1994



                            LEAR SEATING CORPORATION
            (Exact name of registrant as specified in its charter)


           Delaware                                             13-3386776
- -------------------------------      -------------          -------------------
(State or other jurisdiction of      (Commission            (I.R.S. Employer
incorporation or organization)        File Number)           Identification No.)


                             21557 Telegraph Road
                             Southfield, Michigan                  48034
                 ----------------------------------------        ----------
                 (Address of principal executive offices)        (zip code)


                             (810)  746-1500
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                                   No Change
         -------------------------------------------------------------
         (Former name or former address, if changes since last report)
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                            LEAR SEATING CORPORATION


ITEM 2:  Acquisition or Disposition of Assets:

                 On December 15, 1994, Lear Seating Corporation ("Lear"), through its wholly-owned subsidiary Lear Seating Italia S.r.L., purchased from Gilardini S.p.A. ("Gilardini") all of the shares of SEPI S.p.A. ("SEPI"), the primary automotive seat systems supplier to Fiat Auto S.p.A. ("Fiat Auto"). In connection with this acquisition, Lear also acquired from Gilardini all of the shares of SEPI Poland Sp. Z o.o., which produces automotive seat systems for Fiat Auto Poland, and a 35% interest in a Turkish joint venture which proposes to produce automotive seat systems in Turkey. The purchase price for the acquisition of these interests (the "Acquisition") was 250.0 billion Italian Lira, including the indebtedness of SEPI as of September 30, 1994 which totalled 80.63 billion Italian Lira. 20.0 billion Italian Lira of the purchase price is payable, without interest thereon, on November 30, 1998. The remaining 149.37 billion Italian Lira of the purchase price was paid in cash at the closing of the Acquisition. By January 15, 1995, Lear has agreed to replace the indebtedness of SEPI to the Fiat Group Companies which was approximately 97.0 billion Italian Lira at closing. In connection with the Acquisition, Lear and Fiat Auto entered into a long-term supply agreement for the production of substantially all non-inhouse automotive seat systems for Fiat Auto worldwide.

                 The purchase price was determined based upon estimates of future earnings and evaluations of the net worth of the assets acquired. The financing for the Acquisition was provided under a $500 million Amended and Restated Credit Agreement dated November 29, 1994 (the "1995 Credit Agreement") among a banking syndicate for which Chemical Bank N.A. serves as administrative agent. The 1995 Credit Agreement was an amendment and restatement of Lear's then existing $425 million Credit Agreement.



ITEM 7:  Financial Statements and Exhibits:

         A.  Financial Statements

             It is impracticable to provide the required financial statements for the acquired businesses as of the date of this filing, but all required financial statements will be filed under cover of Form 8 as soon as practicable, but not later than February 28, 1995.

         B.  Exhibits

             None.



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                                   SIGNATURES


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LEAR SEATING
                                        CORPORATION
                                        (Registrant)

Dated:  December 29, 1994               /s/ Kenneth L. Way
                                        ----------------------------
                                        Kenneth L. Way
                                        Chairman and Chief Executive Officer


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